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                                                                       EXHIBIT 5

                        [Werner & Blank, LLC Letterhead]

                                 March 17, 2003

  Board of Directors
  Old Florida Bankshares, Inc.
  6321 Daniels Parkway
  Fort Myers, Florida 33912

  Gentlemen:

         We have acted as counsel to Old Florida Bankshares, Inc. (the "Corporation"), a Florida corporation registered as a financial holding company under the Bank Holding Company Act of 1956, as amended (the "BHCA"), in connection with the preparation of the Registration Statement on Form S-4 (the "Registration Statement") filed by the Corporation under the Securities Act of 1933, as amended (the "1933 Act"), with the Securities and Exchange Commission relating to the issuance of up to 863,675 common shares, $.01 par value (the "Shares"), of the Corporation in connection with the consummation of the merger transaction contemplated by the Agreement and Plan of Merger, dated as of December 31, 2002 (the "Merger Agreement"), between the Corporation and Marine Bancshares, Inc., a Florida corporation registered as a bank holding company under the BHCA ("Marine").

         In connection with the preparation of this opinion, we have examined and are familiar with each of the following:

         1. the Articles of Incorporation and Bylaws of the Corporation, each as currently in effect;

         2.       the Registration Statement;

         3.       the Merger Agreement;

         4. the resolutions (the "Authorizing Resolutions") adopted by the Board of Directors of the Corporation relating to the issuance of the Shares and approving the Merger Agreement; and

         5. such other records, documents or instruments as in our judgment are necessary or appropriate to enable us to render the opinions herein.

In our examinations and in rendering the opinion set forth below, we have assumed, without independent investigation or examination, (a) the genuineness of all signatures, the authenticity and completeness of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies and the authenticity of the originals of such latter documents; (b) that the final, executed copy of each document submitted to us in draft form will not differ in any material respect from the draft form of such document submitted to us; (c) that, with respect to documents executed by parties other than the Corporation, those parties had the power, corporate or otherwise, to enter into and perform all obligations thereunder and that those documents were duly authorized by all requisite action, corporate or otherwise, of those parties, that those documents were duly executed and delivered by those parties and that those documents are the valid and binding agreements of those parties; and (d) that the Merger Agreement has been duly authorized, executed and delivered by Marine and constitutes the valid and binding obligation of Marine enforceable against Marine in accordance with its terms; (e) the Registration Statement, as finally amended, will become and remain effective throughout all periods relevant to the opinion expressed below; (f) the prospectus (the "Prospectus") included in the Registration

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Board of Directors
March 17, 2003
Page 2

Statement will fulfill, and, together with any subsequent amendments or supplements thereto, will continue to fulfill all of the requirements of the Securities Act, throughout all periods relevant to the opinion expressed below;
(g) the Authorizing Resolutions will not be revoked or rescinded, and no amendment, modification, or other alteration of the Authorizing Resolutions will cause such resolutions, as amended, to deviate materially in substance from the provisions of the Authorizing Resolutions as in effect on the date hereof; (h) all offers, sales and issuances of the Shares will be made in a manner (1) which complies with the terms, provisions and conditions described in the Prospectus and any amendments or supplements to the Prospectus, and (2) which is within the scope of the Authorizing Resolutions; (i) all offers, sales and issuances of the Shares will comply with the applicable securities laws of the states having jurisdiction; (j) at all times relevant to the opinion set forth below, the Corporation has been and will remain in good standing in Florida and in each foreign jurisdiction where qualification is required; and (k) no subsequent amendment, modification or other alternation of the Prospectus or the Registration Statement will cause the terms, provisions and conditions relating to the offer, sale and issuance of the Shares pursuant thereto to deviate materially in substance from said terms, provisions and conditions as described therein on the date hereof. As to the facts material to our opinions expressed herein which were not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of the Corporation.

         The opinion expressed below is subject to the following qualifications:
(a) the opinion expressed below is limited to the matters expressly set forth in this opinion letter, and no opinion is to be implied or may be inferred beyond the matters expressly so stated; (b) we disclaim any obligation to update this opinion letter for events occurring after the date of this opinion letter; and
(c) the opinion expressed below is limited to the effect of the Florida Business Corporation Act; accordingly, no opinion is expressed with respect to the laws of any other jurisdiction, or the effect thereof, on the offer, sale or issuance of the Shares.

         Based upon and subject to the foregoing, and the further qualifications and limitations set forth below, as of the date hereof, we are of the opinion that the Shares have been duly authorized by the Corporation and will, when issued in accordance with the terms and conditions of the Merger Agreement, be validly issued, fully paid and non-assessable.

         This opinion is furnished to you for use in connection with the Registration Statement and may not be used for any other purpose without our prior written consent. We hereby consent to the use of our name in the Registration Statement under the caption "Legal Matters" and to the filing of this opinion as an exhibit to the Registration Statement.

                             Very truly yours,

                             /s/ Werner & Blank, LLC